As filed pursuant to Rule 424(b)(5)

Registration No. 333-232860

PROSPECTUS SUPPLEMENT

(to Prospectus dated July 31, 2019)

4,198,566 Shares

Common Stock

NovaBay Pharmaceuticals, Inc. is offering 4,198,566 shares of its common stock pursuant to this prospectus supplement and the accompanying prospectus. Each share of our common stock will be sold to investors in this offering at a price of $1.00 per share. In a concurrent private placement, we are selling to the same purchasers of shares of our common stock in this offering warrants (the “Common Warrants”) to purchase up to an aggregate of 4,198,566 shares of our common stock at an exercise price of $1.15 per share (the “Warrant Private Placement”). The Common Warrants and the underlying shares of our common stock issuable upon exercise of the Common Warrants (i) will not be offered pursuant to this prospectus supplement and the accompanying prospectus and (ii) are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder. Each purchaser in this offering of common stock will receive Common Warrants to purchase up to 100% of the number of shares of common stock purchased by such purchaser in this offering.

Our common stock is quoted on the NYSE American under the symbol “NBY.” On August 8, 2019, the last reported sale price of our common stock on the NYSE American was $1.15 per share.

Additionally, in a concurrent private placement to separate non-U.S. institutional accredited investors, we are selling shares of Series A Non-Voting Convertible Preferred Stock (the “Preferred Stock”) that will automatically convert into 2,700,000 shares of our common stock upon the approval of our stockholders following such issuance (the “Preferred Private Placement”). As part of the Preferred Private Placement to the same purchasers of shares of the Preferred Stock, we are also selling warrants to purchase up to an aggregate of 2,700,000 shares of our common stock at an exercise price of $1.15 per share that will be exercisable upon the approval of our stockholders (the “Preferred Warrants,” together with the Common Warrants, the “Warrants”). As more fully described in this prospectus supplement under the section “Private Placement Transactions,” the Preferred Stock, the shares of common stock to be issued upon the conversion of the Preferred Stock after authorization by our stockholders, the Preferred Warrants and the underlying shares of our common stock issuable upon exercise of the Preferred Warrants (i) will not be offered pursuant to this prospectus supplement and the accompanying prospectus and (ii) are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Additionally, the Preferred Stock and the Warrants will not be listed on any national securities exchange or any other nationally recognized trading system. However, the purchasers of the Preferred Stock and Warrants will be entitled to certain registration rights of the shares of common stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus supplement forms a part. As a result of these limitations and the current public float of our common stock, we may offer and sell shares of our common stock having an aggregate offering price of up to $10,310,345. As of the date hereof, during the prior 12 calendar month period, we have offered $360,121 of securities in a separate offering pursuant to a previously filed registration statement on Form S-3 pursuant to General Instruction I.B.6, which leaves a remaining $9,950,224 available under this prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT, ON PAGE 6 OF THE ACCOMPANYING PROSPECTUS, AS WELL AS THE RISK FACTORS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” CONTAINED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2019 AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS FILED AFTER THE DATE HEREOF AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained Ladenburg Thalmann & Co., Inc. (“Ladenburg” or the “Placement Agent”) to act as our exclusive placement agent in connection with the offering of common stock pursuant to this prospectus supplement and the Warrant Private Placement. The Placement Agent has agreed to use its reasonable best efforts to sell the common stock offered by this prospectus supplement and the Common Warrants in the Warrant Private Placement. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below, which assumes that all of the shares of common stock and Common Warrants are sold. Additionally, we have agreed to issue the placement agent warrants to purchase up to an aggregate of 167,942 shares of our common stock at an exercise price of $1.25 per share (the “Placement Agent Warrants”). Neither the Placement Agent Warrants nor the shares of our common stock issuable upon exercise of the Placement Agent Warrants are being registered hereby. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information. Unless the context otherwise requires, all references to the Warrants in this prospectus supplement shall exclude the Placement Agent Warrants, as applicable.

	PER SHARE	TOTAL
Public offering price	$1.00	$4,198,566.00
Placement agent fees(1)	$0.06	$251,913.96
Proceeds, before expenses, to us	$0.94	$3,946,652.04

(1)	We have also agreed to reimburse the Placement Agent for certain expenses as described under the “Plan of Distribution” on page S-14 of this prospectus supplement.

Delivery of the common stock is expected to be made on or about August 13, 2019.

Ladenburg Thalmann

The date of this prospectus supplement is August 8, 2019

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-2
SUMMARY OF PRIVATE PLACEMENT TRANSACTIONS	S-3
RISK FACTORS	S-4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-6
USE OF PROCEEDS	S-7
DILUTION OF THIS OFFERING	S-8
DILUTION OF THIS OFFERING AND THE PRIVATE PLACEMENTS	S-9
PRIVATE PLACEMENT TRANSACTIONS	S-10
DESCRIPTION OF PRIVATE PLACEMENT SECURITIES	S-11
PLAN OF DISTRIBUTION	S-14
LEGAL MATTERS	S-16
EXPERTS	S-16
WHERE YOU CAN FIND MORE INFORMATION	S-16
INFORMATION INCORPORATED BY REFERENCE	S-17

Prospectus

ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	3
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF WARRANTS	16
LEGAL OWNERSHIP OF SECURITIES	18
PLAN OF DISTRIBUTION	21
LEGAL MATTERS	23
EXPERTS	23
WHERE YOU CAN FIND MORE INFORMATION	23
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	23

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-232860) that we filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2019 and was declared effective on July 31, 2019, pursuant to which we may from time to time offer various securities in one or more offerings.

This document is in two parts. The first part, including the documents incorporated herein by reference, is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, including the documents incorporated therein by reference, is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to “this prospectus,” we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. If the information varies between this prospectus supplement, on the one hand, and the accompanying prospectus or any document incorporated by reference into this prospectus, on the other hand, you should rely on the information contained in this prospectus supplement unless a document incorporated by reference has a later date than this prospectus supplement, in which case you should rely on the document with the later date.

Any market data and industry statistics used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are based on independent industry publications, reports by market research firms and other published independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. To the extent we have included such market data and information, we do not undertake a duty to update or provide that data in the future.

We have not, and the Placement Agent has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus. Neither we nor the Placement Agent takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus when making your investment decision. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include trademarks, service marks and trade names owned by us or belonging to other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

When used in this prospectus supplement and the accompanying prospectus, the terms “Company,” “NovaBay,” “we,” “our” and “us” refer to NovaBay Pharmaceuticals, Inc., a Delaware corporation, unless otherwise specified or unless the context requires otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you need to consider before deciding to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to carefully read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus supplement, prospectus and any related free writing prospectus, as well as under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of the risks outlined in such risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Overview

We are a medical device company predominantly focused on eye care. We are currently focused primarily on commercializing Avenova®, an FDA cleared product sold in the United States for cleansing and removing foreign material including microorganisms and debris from skin around the eye, including the eyelid.

Avenova is formulated with our proprietary, stable and pure form of hypochlorous acid. Avenova has proven in laboratory testing to have broad antimicrobial properties as a preservative in solution as it removes foreign material including microorganisms and debris from the skin around the eye without burning or stinging. Avenova is free from the bleach impurities found in nearly all other hypochlorous products and is safe for long term use.

In the first quarter of 2019, many national insurance payors stopped reimbursing patients for their Avenova prescriptions. Despite consistent demand for Avenova, we were challenged by the costs of maintaining an expanded commercial organization with our new lower net selling price.  In the second quarter, we made a strategic shift by significantly reducing the number of field sales representatives by about three-quarters and redeploying our remaining representatives in territories that account for about 95% of our historic retail pharmacy sales.  This shift allowed us to effectively utilize our streamlined commercial resources to reach higher-prescribing physicians while significantly reducing our operating expenses.

Going forward, our core business strategy will center around increasing sales of Avenova in all distribution channels: (1) Avenova Direct, our direct-to-consumer model, allowing customers to forego time-consuming doctor visits and trips to the pharmacy; (2) Retail Pharmacies, selling to consumers through local pharmacies across 50 states; (3) our Partner Pharmacy Program, providing a consistent patient experience at contracted pricing; and (4) our Buy-and-Sell channel, allowing patients to buy Avenova during office visits to their preferred eye care specialist.

Beyond Avenova, we have developed additional products containing our proprietary, stable and pure form of hypochlorous acid, including NeutroPhase® for the wound care market and CelleRx® for the dermatology market. For NeutroPhase we have established a U.S. distribution partner and an international distribution partner in China. For CelleRx, we plan to begin selling directly to the consumer before the end of the year in a low-cost online distribution channel. Avenova, NeutroPhase, and CelleRx are medical devices cleared by the FDA under the Food and Drug Administration Act Section 510(k).

Company Information

The Company was incorporated under the laws of the State of California on January 19, 2000 as NovaCal Pharmaceuticals, Inc. It had no operations until July 1, 2002, on which date it acquired all of the operating assets of NovaCal Pharmaceuticals, LLC, a California limited liability company. In February 2007, it changed its name from NovaCal Pharmaceuticals, Inc. to NovaBay Pharmaceuticals, Inc. In June 2010, the Company changed the state in which it was incorporated, which we refer to as the “Reincorporation” and is now incorporated under the laws of the State of Delaware.

Our corporate address is 2000 Powell Street, Suite 1150, Emeryville, California  94608, and our telephone number is (510) 899-8800.  Our website address is www.novabay.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or accompanying prospectus. Our website address is included in this document as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies, including certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common Stock Offered by Us	4,198,566 shares of our common stock.

Common Stock to be Outstanding Immediately after this Offering	24,931,310 shares (as more fully described in the notes following this table).

Use of Proceeds

We currently intend to use the net proceeds from the sale of the securities offered by us hereunder for working capital and general corporate purposes, including sales and marketing expenses, research and development expenses and general and administrative expenses. We may also use a portion of the net proceeds for the acquisition of, or investment in, businesses that complement our business, although we have no present commitments or agreements to this effect. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors

Investing in our common stock involves significant risks. You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus, including the risk factors described under the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, for a discussion of factors to consider before deciding to purchase shares of our common stock in this offering.

NYSE American Market Symbol	“NBY”

The number of shares of common stock to be outstanding after this offering is based on 20,732,744 shares of common stock outstanding as of June 30, 2019, and excludes:

●	2,270,367 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2019, with a weighted average exercise price of $4.45 per share;

●	4,000 shares of common stock subject to restricted stock units outstanding as of June 30, 2019;

●	1,624,555 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2019, with a weighted average exercise price of $0.77 per share;

●	1,939,496 shares of common stock reserved for future issuance under our equity incentive plans as of June 30, 2019;

●	3,200,000 shares of common stock reserved for future issuance pursuant to the Company’s Securities Purchase Agreement with Iliad Research and Trading, L.P., dated March 26, 2019;

●	6,898,566 shares of common stock issuable upon exercise of the Warrants we are offering in the concurrent Warrant Private Placement and in the Preferred Private Placement (as described below);

●

2,700,000 shares of common stock issued upon automatic conversion of the shares of Preferred Stock that we are concurrently offering in the Preferred Private Placement, subject to such conversion receiving stockholder approval (as described below); and

●	167,942 shares of common stock issuable upon exercise of the Placement Agent Warrants herein.

Unless otherwise noted, the information in this prospectus supplement assumes no exercise of any outstanding options or any warrants.

SUMMARY OF PRIVATE PLACEMENT TRANSACTIONS

Warrant Private Placement

In the Warrant Private Placement, we are selling to purchasers of our common stock in the offering described in this prospectus supplement Common Warrants to purchase an aggregate of up to 4,198,566 shares of our common stock at an exercise price of $1.15 per share. Each purchaser of common stock offered by this prospectus supplement will receive Common Warrants for the right to purchase up to 100% of the number of shares of common stock purchased by such purchaser. The Common Warrants will be exercisable six (6) months after their date of issuance and will remain exercisable until the five and a half (5.5) year anniversary of their date of issuance. The Warrant Private Placement is expected to close concurrently with the closing of the offering of common stock described in this prospectus supplement. The Common Warrants and the shares of common stock issuable upon the exercise of the Common Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. There is no established public trading market for the Common Warrants and we do not expect a market to develop. See “Private Placement Transactions” beginning on page S-10 of this prospectus supplement.

Preferred Private Placement

Additionally, in a concurrent private placement to separate non-U.S. institutional accredited investors, we are selling our Preferred Stock and Preferred Warrants. The Preferred Stock will automatically convert into 2,700,000 shares of our common stock upon stockholder approval of such conversion. As part of this Preferred Private Placement, the purchasers of our Preferred Stock will also purchase Preferred Warrants to purchase an aggregate of up to 2,700,000 shares of our common stock at an exercise price of $1.15 per share. The Preferred Warrants will be exercisable upon the approval of our stockholders and will remain exercisable until the five and a half (5.5) year anniversary of their date of issuance. The Preferred Private Placement is expected to close concurrently with the closing of the offering of common stock described in this prospectus supplement and the Warrant Private Placement. The shares of common stock issuable upon the conversion of the Preferred Stock, the Preferred Warrants and the shares of common stock issuable upon the exercise of the Preferred Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. There is no established public trading market for the Preferred Stock or the Preferred Warrants, and we do not expect a market to develop. See “Private Placement Transactions” beginning on page S-10 of this prospectus supplement.

Registration Rights

Though not being offered pursuant to this prospectus supplement, the purchasers in the concurrent private placements of Preferred Stock and Warrants will be entitled to registration rights with respect to the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. See “Private Placement Transactions” beginning on page S-10 of this prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed below, the risk factors beginning on page 6 of the accompanying prospectus, as well as the risk factors discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, and in our most recent Quarterly Report on Form 10-Q as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement and accompanying prospectus in their entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus.

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately result in an increase of the value of your investment or that improve our results of operations. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

The offering price will be set by our Board of Directors and does not necessarily indicate the actual or market value of our common stock.

Our Board of Directors will approve the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

You will experience immediate dilution as a result of this offering and may experience additional dilution in the future.

If you purchase common stock in this offering, you will incur immediate dilution of $0.71 per share, representing the difference between the public offering price of $1.00 per share and our pro forma net tangible book value per share as of June 30, 2019 after giving effect to this offering, the Warrant Private Placement, the Preferred Private Placement and conversion of all Preferred Stock. For additional information, see sections entitled “Dilution of This Offering” and “Dilution of this Offering and the Private Placements” below.

We will require additional capital funding to continue operations, which may not be available on acceptable terms or at all, and as a result you may experience future dilution as a result of future equity offerings.

We have incurred significant losses from operations since inception and expect losses to continue for the foreseeable future. Accordingly, we will require additional capital in the future to continue our planned operations and to regain and maintain compliance with NYSE American listing requirements. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that additional capital will be available when needed or that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights, preferences and privileges superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Additionally, you may incur dilution as a result of grants of equity awards under our equity incentive plans, or upon exercise of options or warrants currently outstanding with exercise prices at or below the public offering price of our common stock in this offering. See the sections entitled “Dilution of This Offering” and “Dilution of this Offering and the Private Placements” below for a more detailed discussion of the dilution you will incur if you purchase common stock and the accompanying Common Warrants in this offering.

A substantial number of shares of our common stock may be issued in this offering or in connection with the concurrent Warrant Private Placement and Preferred Private Placement, which could cause the price of our common stock to decline.

In this offering, we will sell 4,198,566 shares, or approximately 20.3% of our outstanding common stock as of June 30, 2019; in the concurrent Warrant Private Placement, we will sell Common Warrants to purchase 4,198,566 shares of common stock, or approximately 20.3%, of our outstanding common stock as of June 30, 2019; in the concurrent Preferred Private Placement, we will sell Preferred Stock convertible to 2,700,000 shares of common stock, or approximately 13.0% of our outstanding common stock as of June 30, 2019, and Preferred Warrants to purchase 2,700,000 shares of common stock, or approximately 13.0% of our outstanding common stock as of June 30, 2019. The sale in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The price of our common stock may fluctuate substantially, which may result in losses to our stockholders.

The stock prices of many companies in the pharmaceutical and biotechnology industry have generally experienced wide fluctuations, which are often unrelated to the operating performance of those companies. In the past 90 days, our stock price has fluctuated between $0.23 on May 13, 2019 and $4.04 on June 11, 2019. The market price of our common stock is likely to be volatile and could fluctuate in response to, among other things:

●	the announcement of new products by us or our competitors;

●	the announcement of partnering arrangements by us or our competitors;

●	quarterly variations in our or our competitors' results of operations;

●	announcements by us related to litigation;

●	changes in our earnings estimates, investors' perceptions, recommendations by securities analysts or our failure to achieve analysts' earnings estimates;

●	developments in our industry; and

●

general, economic and market conditions, including volatility in the financial markets, a decrease in consumer confidence and other factors unrelated to our operating performance or the operating performance of our competitors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance, conditions or strategies and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our filings with the SEC, including our most recent Annual Report on Form 10-K, as amended, our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Any forward-looking statement speaks only as of the date on which it is made. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events, circumstances or developments after the date on which such statement is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.  You should read this prospectus supplement, the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $3.8 million, after deducting the placement agent fees and estimated offering expenses payable by us. We will only receive additional proceeds from the exercise of the Common Warrants issuable in the concurrent Warrant Private Placement if the Common Warrants are exercised and the holders of such Common Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Common Warrants.

We currently intend to use the net proceeds from the sale of the securities offered by us hereunder for working capital and general corporate purposes, including sales and marketing expenses, research and development expenses and general and administrative expenses. We may also use a portion of the net proceeds for the acquisition of, or investment in, businesses that complement our business, although we have no present commitments or agreements to this effect. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

In the Preferred Private Placement, we estimate that the net proceeds from the sale of our Preferred Stock and Preferred Warrants will be approximately $2.5 million, after deducting the placement agent fees and estimated offering expenses payable to China Kington Asset Management Co. Ltd. (“China Kington”), a separate placement agent to the non-U.S. investors. We will only receive additional proceeds from the exercise of the Preferred Warrants issuable in the Preferred Private Placement if the Preferred Warrants are exercised and the holders of such Preferred Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Preferred Warrants.

DILUTION OF THIS OFFERING

If you purchase common stock in this offering, you will experience dilution to the extent of the difference between the offering price of the common stock (without giving effect to the Warrant Private Placement and the Preferred Private Placement) and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2019 was approximately $1.669 million, or approximately $0.08 per share of common stock based on 20,732,744 shares outstanding. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date.

After giving effect to the issuance of 4,198,566 shares in this offering at an offering price of $1.00 per share, and after deducting placement agent fees and estimated expenses, we would have had a net tangible book value as of June 30, 2019 of approximately $5.5 million, or $0.22 per share of common stock. This represents an immediate increase in the net tangible book value of $0.14 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.78 per share to the investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	$1.00
Net tangible book value per share as of June 30, 2019	0.08
Increase in net tangible book value per share attributable to the offering	0.14
As adjusted net tangible book value per share after giving effect to the offering, as of June 30, 2019	0.22
Dilution in net tangible book value per share to new investor	$0.78

The foregoing table excludes:

●	2,270,367 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2019, with a weighted average exercise price of $4.45 per share;

●	4,000 shares of common stock subject to restricted stock units outstanding as of June 30, 2019;

●	1,624,555 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2019, with a weighted average exercise price of $0.77 per share;

●	1,939,496 shares of common stock reserved for future issuance under our equity incentive plans as of June 30, 2019;

●	3,200,000 shares of common stock reserved for future issuance pursuant to the Company’s Securities Purchase Agreement with Iliad Research and Trading, L.P., dated March 26, 2019;

●	any proceeds from the Warrant Private Placement or the Preferred Private Placement;

●	6,898,566 shares of common stock issuable upon exercise of the Warrants we are offering in the concurrent Warrant Private Placement and in the Preferred Private Placement;

●

2,700,000 shares of common stock issued upon automatic conversion of the shares of Preferred Stock that we are concurrently offering in the Preferred Private Placement, subject to such conversion receiving stockholder approval; and

●	167,942 shares of common stock issuable upon exercise of the Placement Agent Warrants.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants (including the Placement Agent Warrants and the Warrants issued in the concurrent Warrant Private Placement and Preferred Private Placement) to purchase our common stock or conversion of Preferred Stock into shares of our common stock.

DILUTION OF THIS OFFERING AND THE PRIVATE PLACEMENTS

If you purchase common stock in this offering, you will experience dilution to the extent of the difference between the offering price of the common stock and the net tangible book value per share of our common stock immediately after this offering after taking into account the Warrant Private Placement and the Preferred Private Placement after the conversion of the Preferred Stock into common stock after stockholder approval.

Our net tangible book value as of June 30, 2019 was approximately $1.669 million, or approximately $0.08 per share of common stock based on 20,732,744, shares outstanding. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date.

After giving effect to (i) the issuance of 4,198,566 shares in this offering at an offering price of $1.00 per share, and after deducting placement agent fees and estimated expenses, (ii) the proceeds received from the Warrant Private Placement and Preferred Private Placement after deducting placement agent fees and estimated expenses, and (iii) the conversion of the Preferred Stock into 2,700,000 shares of common stock after stockholder approval, we would have had a net tangible book value as of June 30, 2019 of approximately $8.0 million, or $0.29 per share of common stock. This represents an immediate increase in the net tangible book value of $0.21 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.71 per share to the investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	$1.00
Net tangible book value per share as of June 30, 2019	0.08
Increase in net tangible book value per share attributable to the offering	0.21
As adjusted net tangible book value per share after giving effect to the offering, Warrant Private Placement, Preferred Private Placement and conversion of all Preferred Stock, as of June 30, 2019	0.29
Dilution in net tangible book value per share to new investor	$0.71

The foregoing table excludes:

●	2,270,367 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2019, with a weighted average exercise price of $4.45 per share;

●	4,000 shares of common stock subject to restricted stock units outstanding as of June 30, 2019;

●	1,624,555 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2019, with a weighted average exercise price of $0.77 per share;

●	1,939,496 shares of common stock reserved for future issuance under our equity incentive plans as of June 30, 2019;

●	3,200,000 shares of common stock reserved for future issuance pursuant to the Company’s Securities Purchase Agreement with Iliad Research and Trading, L.P., dated March 26, 2019;

●	6,898,566 shares of common stock issuable upon exercise of the Warrants we are offering in the concurrent Warrant Private Placement and in the Preferred Private Placement; and

●	167,942 shares of common stock issuable upon exercise of the Placement Agent Warrants.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants (including the Placement Agent Warrants and the Warrants issued in the concurrent Warrant Private Placement and Preferred Private Placement) to purchase our common stock.

PRIVATE PLACEMENT TRANSACTIONS

Concurrent with this offering of common stock, we are conducting two separate private placements, which are the Warrant Private Placement and the Preferred Private Placement. The closing of the Warrant Private Placement is contingent upon the closing of this offering of our common stock. We expect the Preferred Private Placement to close concurrently with the closing of the offering of common stock described in this prospectus supplement and the Warrant Private Placement; however, the closing of this offering of our common stock and the Warrant Private Placement will not be contingent upon the closing of the Preferred Private Placement.

Warrant Private Placement

In the Warrant Private Placement, we are selling to purchasers of our common stock in this offering Common Warrants to purchase up to 4,198,566 shares of our common stock pursuant to the terms of a securities purchase agreement. Each purchaser in this offering of common stock will receive Common Warrants to purchase up to 100% of the number of shares of common stock purchased by such purchaser in this offering. The Common Warrants and the shares of common stock issuable upon the exercise of the Common Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. There is no established public trading market for the Common Warrants and we do not expect a market to develop.

Preferred Private Placement

In the separate and concurrent Preferred Private Placement, we are selling shares of our Preferred Stock that will automatically be convertible into 2,700,000 shares of our common stock upon approval of our stockholders (as described further below) pursuant to the terms of a securities purchase agreement. The Preferred Stock will not have voting rights and will have such other rights and preferences as more fully described under “Description of Private Placement Securities” beginning on page S-11 of this prospectus supplement. As part of this Preferred Private Placement, the purchasers of our Preferred Stock will also purchase Preferred Warrants to purchase an aggregate of up to 2,700,000 shares of our common stock. The issuance of common stock upon the conversion of the Preferred Stock and exercise of the Preferred Warrants is subject to the approval of our stockholders at a special meeting that will be called for this purpose after the closing of the Preferred Private Placement. The shares of common stock issuable upon the conversion of the Preferred Stock, the Preferred Warrants and the shares of common stock issuable upon the exercise of the Preferred Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. There is no established public trading market for the Preferred Stock or the Preferred Warrants, and we do not expect a market to develop. Ladenburg Thalmann & Co. Inc. is not acting as a placement agent for the Preferred Private Placement and will not receive any compensation in connection with the Preferred Private Placement.

Warrants

The Common Warrants sold in the Warrant Private Placement will be exercisable six (6) months after the date of their issuance and the Preferred Warrants sold in the Preferred Private Placement will be exercisable upon the approval of our stockholders, both at an exercise price of $1.15 per share, subject to adjustment, and will remain exercisable for five and a half (5.5) years from the date of their issuance. A holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice to us.

The Warrants, the shares of our common stock issuable upon the exercise of the Warrants, the Preferred Stock and the shares of our common stock issuable upon conversion of the Preferred Stock are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. Accordingly, purchasers may only sell the Warrants, the shares of our common stock issuable upon the exercise of the Warrants, the Preferred Stock and the shares of our common stock issuable upon conversion of the Preferred Stock pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Registration Rights

The purchasers of the Preferred Stock and the Warrants will be entitled to certain registration rights of the shares of common stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants. The Company is required to file a resale registration statement on Form S-1 with the SEC within 90 days of closing this offering.

DESCRIPTION OF PRIVATE PLACEMENT SECURITIES

Common Warrants and Preferred Warrants

The material terms and provisions of the Warrants being offered in the Warrant Private Placement and Preferred Private Placement are summarized below. This summary of some provisions of the Warrants is not complete. For the complete terms of the Warrants, you should refer to the form of Warrant filed as an exhibit to the Current Report on Form 8-K filed on August 9, 2019.

The Common Warrants sold in the Warrant Private Placement will be exercisable six (6) months after the date of their issuance and the Preferred Warrants sold in the Preferred Private Placement will be exercisable upon the approval of our stockholders, both at an exercise price of $1.15 per share, subject to adjustment, and will remain exercisable for five and a half (5.5) years from the date of their issuance. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such Beneficial Ownership Limitation; provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice to us.

The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, or similar events affecting our common stock. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants unless there is no an effective registration statement for the underlying shares of the Warrants, in which case the holder may elect a cashless exercise.

If a Warrant is exercised via the “cashless” exercise provision, the holder will receive the number of shares equal to the quotient obtained by dividing (i) the difference between (a) the volume weighted average price of the Company’s common stock (the “VWAP”) (as determined pursuant to the terms of the Warrants) multiplied by the number of shares issuable under the Warrant and (b) the exercise price of the Warrant multiplied by the number of shares issuable under the Warrant by (ii) the VWAP.

In addition, in the event we consolidate or merge with or into another person, or we sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquires 50% or more of our outstanding shares of common stock, any successor to us or surviving entity is required to assume the obligations under the Warrants. Notwithstanding the foregoing, in the event of a fundamental transaction, the Warrant holders will have the right to receive, upon an exercise of their Warrant within 30 days of the fundamental transaction, an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrant on the date of the consummation of such fundamental transaction.

Upon the holder's exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of the Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of any Warrants to purchase common stock, while holders of the Warrants will not have any right to vote, holders will be entitled to: (1) receive dividends if the Company pays any dividend or distribution to its holders of Common Stock and (2) participate in certain subsequent offerings if the Company grants any Common Stock or Common Stock equivalents or rights to purchase the same to record holders of Common Stock

We have not applied, and do not intend to apply, for listing of the Warrants on any securities exchange or other trading system. However, the Company has agreed to certain registration rights in which the Company will file a resale registration statement on Form S-1 with the SEC for the common stock underlying the Warrants within 90 days of closing the transaction discussed in this prospectus supplement.

Preferred Stock

The material terms and provisions of the shares of the Preferred Stock are summarized below. The following description is subject to, and qualified in its entirety by, the certificate of designations for the Preferred Stock, which will be filed as an exhibit to a Current Report on Form 8-K. You should review a copy of the certificate of designations for a complete description of the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Stock.

General

Under the terms of our certificate of incorporation, as amended, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of its preferred stock. We currently have no shares of preferred stock outstanding.

Rank

The Preferred Stock will rank:

●	on par with our common stock;

●	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Preferred Stock; and

●	junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Preferred Stock,

in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion

Each share of Preferred Stock shall be convertible into one share of our common stock immediately upon stockholder approval of such conversion at a conversion price of $1.00. Prior to stockholder approval, the Preferred Stock is non-convertible. As such, the Preferred Stock is convertible into an aggregate of 2,700,000 shares of our common stock. The Preferred Stock does not contain any price-based anti-dilution protection. We have agreed to hold a Special Meeting of Stockholders no later than sixty (60) days after the closing of the Preferred Private Placement to receive stockholder approval of the conversion of the Preferred Stock.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, holders of Preferred Stock will be entitled to receive the same amount that a holder of common stock does.

Voting Rights

Shares of Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the majority of holders of the outstanding Preferred Stock will be required to: (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the certificate of designation of the Preferred Stock, (ii) amend the Company’s certificate of incorporation or bylaws in any way that adversely affects the rights of the holders of Preferred Stock and (iii) increase the number of authorized shares of Preferred Stock.

Dividends

Holders of Preferred Stock are entitled to receive, and we are required to pay, dividends on shares of the Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. The Preferred Stock is not entitled to any other dividends.

Redemption

We are not obligated to redeem or repurchase any shares of Preferred Stock. Shares of Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing

There is no established public trading market for the Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Preferred Stock on any national securities exchange or trading system.

Fundamental Transactions

If, at any time that shares of Preferred Stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designations and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Preferred Stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of common stock.

Registration Rights

The Company has agreed to certain registration rights in which the Company will file a resale registration statement on Form S-1 with the SEC for the common stock underlying the Preferred Stock within 90 days of closing the transaction discussed in this prospectus supplement.

PLAN OF DISTRIBUTION

Ladenburg Thalmann & Co. Inc. (“Ladenburg” or the “Placement Agent”) has agreed to act as our exclusive placement agent in connection with the offering of our common stock pursuant to this prospectus supplement and the Warrant Private Placement subject to the terms and conditions of the placement agency agreement dated August 8, 2019. The Placement Agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby. We will enter into a securities purchase agreement directly with investors in connection with this offering, and we will only sell to investors who have entered into a securities purchase agreement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. For clarity, Ladenburg is not acting as placement agent for the Preferred Private Placement, but only for this offering and the Warrant Private Placement. China Kington will act as a separate placement agent to the non-U.S. investors in the Preferred Private Placement.

Fees and Expenses

We have agreed to pay the Placement Agent a placement agent’s fee equal to 6% of the aggregate purchase price of the shares of our Common Stock sold in this offering, other than the shares of Preferred Stock sold to investors facilitated by China Kington.

In addition, we agreed to issue Placement Agent Warrants to the Placement Agent to purchase up to 167,942 shares of common stock, which represents 4% of the shares of common stock sold in this offering. The Placement Agent Warrants will be substantially on the same terms as the Common Warrants, except that the Placement Agent Warrants will expire on August 8, 2024 (five years from the date of this prospectus supplement) and will have an exercise price of $1.25 per share, which represents 125% of the offering price per share.  Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization, (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period, (iii) if the aggregate amount of our securities held by the Placement Agent or related persons do not exceed 1% of the securities being offered, (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

The following table shows the per share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the shares of our Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

Name	Per Share	Total
Public offering price	$1.00	$4,198,566.00
Placement agent fees	$0.06	$251,913.96
Proceeds, before expenses, to us	$0.94	$3,946,652.04

In addition, we have agreed to reimburse the Placement Agent’s expenses up to $60,000 upon closing the offering. We estimate that the total expenses of the offering payable by us, excluding the placement agent fees and expenses, will be approximately $77,500.

Lock-Up Agreements

We and each of our directors and executive officers have entered into lock-up agreements that prevent us and them from selling any shares of our common stock or any securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 90 days, respectively, after the date of this prospectus. The Placement Agent, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the common stock and other securities from lock-up agreements, the Placement Agent will consider, among other factors, the holder’s reasons for requesting the release and the number of shares of common stock or other securities for which the release is being requested.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchasers and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Relationships

The Placement Agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “NBY.”

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered hereby will be passed upon by our counsel, Squire Patton Boggs (US) LLP, Washington, DC. Certain legal matters in connection with this offering will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of NovaBay appearing in its Annual Report on Form 10-K for the year ended December 31, 2018, as amended, have been audited by OUM & Co. LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information required by the Exchange Act with the SEC. The SEC maintains an internet site that contains reports, proxy and information statement, and other information regarding issuers that file electronically with the SEC, which are available at the SEC's website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at http://www.novabay.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement and accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 29, 2019 and amended on April 12, 2019;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, as filed with the SEC on May 15, 2019 and August 7, 2019, respectively;

●

our Current Reports on Form 8-K, as filed with the SEC on March 1, 2019, March 11, 2019, March 28, 2019, April 1, 2019, April 15, 2019, May 3, 2019, May 21, 2019, June 3, 2019, June 17, 2019, June 19, 2019, June 26, 2019, July 1, 2019, July 25, 2019, and August 9, 2019; and

●

the description of our common stock in our registration statement on Form 8-A, as filed with the SEC on August 29, 2007 and updated by our Current Report on Form 8-K filed with the SEC on June 29, 2010.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

NovaBay Pharmaceuticals, Inc.

2000 Powell Street, Suite 1550

Emeryville, CA  94608

(510) 899-8800

Attn:  Corporate Secretary

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 26, 2019

PROSPECTUS

$10,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $10,000,000 of any combination of our common stock, preferred stock, debt securities or warrants described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon the conversion of debt securities, common stock upon the conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE American under the trading symbol “NBY.” On July 25, 2019, the last reported sale price of our common stock was $1.12 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE American or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.  As of July 19, 2019, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $10,737,910 based on 20,822,746 shares of outstanding common stock, of which approximately 9,337,313 shares are held by non-affiliates, and a per share price of $1.15 based on the closing sale price of our common stock on June 19, 2019. As of the date hereof, during the prior 12 calendar month period, we have offered $360,121 of securities pursuant to a previously filed Form S-3 pursuant to General Instruction I.B.6.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” on page 6. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2019.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	3
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF WARRANTS	16
LEGAL OWNERSHIP OF SECURITIES	18
PLAN OF DISTRIBUTION	21
LEGAL MATTERS	23
EXPERTS	23
WHERE YOU CAN FIND MORE INFORMATION	23
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	23

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $10,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Unless the context indicates otherwise in this prospectus, the terms “NovaBay,” the “Company,” the “Registrant,” “we,” “our” or “us” in this prospectus refer to NovaBay Pharmaceuticals, Inc.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Overview

NovaBay Pharmaceuticals, Inc. (the “Registrant”) is a medical device company predominantly focused on eye care. We are currently focused primarily on commercializing Avenova®, an FDA cleared product sold in the United States for cleansing and removing foreign material including microorganisms and debris from skin around the eye, including the eyelid.

Avenova is formulated with our proprietary, stable and pure form of hypochlorous acid. Avenova has proven in laboratory testing to have broad antimicrobial properties as a preservative in solution as it removes foreign material including microorganisms and debris from the skin around the eye without burning or stinging. Avenova is free from the bleach impurities found in nearly all other hypochlorous products and is safe for long term use.

In the first quarter of 2019, many national insurance payors stopped reimbursing Avenova. Despite consistent demand for Avenova, we were challenged by the costs of maintaining an expanded commercial organization with our new lower net selling price.  In the second quarter, we made a strategic shift by significantly reducing the number of field sales representatives by about three-quarters and redeploying our remaining representatives in territories that account for about 95% of retail pharmacy sales.  This shift allowed us to effectively utilize our streamlined commercial resources to reach higher-prescribing physicians while significantly reducing our operating expenses

Going forward, our core business strategy will center around increasing sales of Avenova in all distribution channels: (1) Avenova Direct, our direct-to-consumer model, allowing customers to forego time-consuming doctor visits and trips to the pharmacy; (2) Retail Pharmacies, selling to consumers through local pharmacies across 50 states; (3) our Partner Pharmacy Program; providing a consistent patient experience at contracted pricing; and (4), our Buy-and-Sell channel, allowing patients to buy Avenova during their office visits to their preferred eye care specialist.

Beyond Avenova, we have developed additional products containing our proprietary, stable and pure form of hypochlorous acid, including NeutroPhase® for the wound care market and CelleRx® for the dermatology market. For NeutroPhase we have established a U.S. distribution partner and an international distribution partner in China. For CelleRx, we plan to begin selling directly to the consumer before the end of the year in a low-cost online distribution channel. Avenova, NeutroPhase, and CelleRx are medical devices cleared by the FDA under the Food and Drug Administration Act Section 510(k).

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q, as described under the caption “Incorporation of Certain Information by Reference.”

Registrant Information

The Registrant was incorporated under the laws of the State of California on January 19, 2000, as NovaCal Pharmaceuticals, Inc. It had no operations until July 1, 2002, on which date it acquired all of the operating assets of NovaCal Pharmaceuticals, LLC, a California limited liability company. In February 2007, it changed its name from NovaCal Pharmaceuticals, Inc. to NovaBay Pharmaceuticals, Inc. In June 2010, the Registrant changed the state in which it was incorporated, which we refer to as the “Reincorporation” and is now incorporated under the laws of the State of Delaware.

Our corporate address is 2000 Powell Street, Suite 1150, Emeryville, California  94608, and our telephone number is (510) 899-8800.  Our website address is www.novabay.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total dollar amount of $10,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants.  This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity date, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exercise, exchange or sinking fund terms, if any;

●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering.

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Special NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as amended, and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.  You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including sales and marketing expenses, research and development expenses and general and administrative expenses.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. A description of material terms and provisions of our amended and restated certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the bylaws. As of July 19, 2019, there were 20,822,746 shares of common stock outstanding, and no shares of preferred stock outstanding.

On December 18, 2015, we effected a 1-for-25 reverse stock split and 25 shares of our outstanding common stock decreased to one share of common stock. Similarly, the number of shares of common stock issuable upon the exercise of outstanding stock options or warrants, or upon the vesting of outstanding restricted stock units, decreased on a 1-for-25 basis and the exercise price of each outstanding option and warrant increased proportionately.

 Common stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our amended and restated certificate of incorporation establishes a classified Board, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to holders of our common stock are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Preferred stock

Our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our Board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if applicable;

●	the provisions for a sinking fund, if applicable;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Outstanding warrants

As of July 19, 2019, we had warrants outstanding to purchase an aggregate of 1,534,553 shares of common stock with a weighted-average exercise price of $0.80 per share.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Amended and restated certificate of incorporation and bylaws. Our amended and restated certificate of incorporation provides that our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because holders of our common stock do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our Board is able to elect a director to fill a vacancy created by the expansion of the Board or due to the resignation or departure of an existing board member. Our amended and restated certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent, and that only the Board pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. In addition, our bylaws include a requirement for the advance notice of nominations for election to the Board or for proposing matters that can be acted upon at a stockholders’ meeting. Our amended and restated certificate of incorporation provides for the ability of the Board to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with terms set by the Board, which rights could be senior to those of our common stock. Our amended and restated certificate of incorporation and bylaws also provide that approval of at least 66-2/3% of the shares entitled to vote at an election of directors will be required to adopt, amend or repeal our bylaws, or repeal the provisions of our amended and restated certificate of incorporation regarding the election of directors and the inability of stockholders to take action by written consent in lieu of a meeting.

The foregoing provisions make it difficult for holders of our common stock to replace our Board. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

 Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

●	the transaction is approved by the Board prior to the time that the interested stockholder became an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●

at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

 Transfer Agent and Registrar

Computershare Shareholder Services, Inc., located in Providence, Rhode Island, Providence County, is the transfer agent and registrar for our common stock in the United States and Computershare Investor Services, Inc., located in Toronto, Ontario, Canada, is the co-transfer agent and registrar for our common stock in Canada. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

Listing on the NYSE American

Our common stock is listed on the NYSE American under the symbol “NBY.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with a trustee named in the indenture.  The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities.  We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.  If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series.  Warrants may be offered independently or in combination with other securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part by amendment, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus.  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any, and the amounts of securities underwritten or purchased by each of them;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters, dealers or agents named in the prospectus supplement will be underwriters, dealers or agents of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. If so, we will name the underwriter and describe the nature of any such relationship in the prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the NYSE American may engage in passive market making transactions in the common stock on the NYSE American in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered hereby will be passed upon by our counsel, Squire Patton Boggs (US) LLP, Washington, DC.

EXPERTS

The consolidated financial statements of NovaBay appearing in its Annual Report on Form 10-K for the year ended December 31, 2018, as amended, have been audited by OUM & Co. LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statement, and other information regarding issuers that file electronically with the SEC, which are available at the SEC's website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at http://www.novabay.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 29, 2019 and amended on April 12, 2019;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the SEC on May 15, 2019;

●	our Current Reports on Form 8-K, as filed with the SEC on March 1, 2019, March 11, 2019, March 28, 2019, April 1, 2019, April 15, 2019, May 3, 2019, May 21, 2019, June 3, 2019, June 17, 2019, June 19, 2019, June 26, 2019, July 1, 2019 and July 25, 2019; and

●	the description of our common stock in our registration statement on Form 8-A, as filed with the SEC on August 29, 2007 and updated by our Current Report on Form 8-K filed with the SEC on June 29, 2010.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

NovaBay Pharmaceuticals, Inc.

2000 Powell Street, Suite 1550

Emeryville, CA  94608

(510) 899-8800

Attn:  Corporate Secretary

4,198,566 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann

August 8, 2019